UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of M/A-COM Technology Solutions Holdings, Inc. (the “Company”) was held on March 21, 2013 in Chelmsford, Massachusetts. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a) The nominees for election as Class I directors to serve until the 2016 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Chung	41,465,335	610,232	2,077,367
Gil Van Lunsen	42,008,565	67,002	2,077,367

(b) The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,036,883	38,213	471	2,077,367

(c) With respect to the proposal regarding the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, the stockholders voted in favor of holding future advisory votes every three years based on the following votes:

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
5,740,954	28,906	36,305,236	471	2,077,367

(d) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2013 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
44,145,168	1,811	5,955

In response to the vote by the stockholders, the Company’s Board of Directors intends to hold future advisory votes to approve the compensation of the Company’s named executive officers every three years until the next required stockholder advisory vote on the frequency of this item or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: March 26, 2013	By:	/s/ Conrad Gagnon
Conrad Gagnon
Chief Financial Officer